EXHIBIT 99.1

Contact:
Timothy Cunningham
eLoyalty Corporation
(847) 582 7000
ir@eloyalty.com

eLoyalty Reports Results for Q1 2003

Lake Forest, IL, April 30, 2003 – eLoyalty Corporation, a leading enterprise CRM services and solutions company (NASDAQ: ELOY), today posted first quarter financial results for the period ended March 29, 2003.

For the first quarter 2003, eLoyalty reported revenue of $17.7 million, and on a GAAP basis, a net loss of $4.9 million, which included a $1.3 million pre-tax charge ($1.3 million after-tax or $0.23 per share) relating to future cash commitments for agreed employee severances. The GAAP net loss available to common shareholders in the first quarter was $0.96 a share.

eLoyalty’s first quarter 2003 highlights included:

•	Achieving revenues of $17.7 million in a very difficult environment,
•	Maintaining strong total cash balances of $52 million,
•	Continuing a strong DSO at 55 days,
•	Finishing the first quarter with strong utilization of 66% in March, and
•	Further lowering eLoyalty’s cost base by additional workforce reductions.

“During the first quarter, we continued to experience very difficult market conditions,” stated Kelly D. Conway, President and CEO of eLoyalty. “In response to these market conditions, we continued to reduce our costs, as well as to further build our business development capability. Over the month of March into April, we have been encouraged by the increase in utilization and in our new account pipeline. We are cautiously optimistic that these trends will continue and will lead to better results in the second quarter of 2003.”

Adjusted Earnings Measure1

On a non-GAAP basis, for the first quarter 2003 eLoyalty realized an “Adjusted Earnings” measure loss of $1.6 million. The following table presents the calculation of the Adjusted Earnings measure for the first quarters of 2003 and 2002, including reconciliation to GAAP results for those periods. See Footnote 1, below, for an explanation of the Adjusted Earnings measure presented in this press release.

Definition and Calculation of Adjusted Earnings Measure

	Quarter

(000's)	3/29/2003	3/30/2002

GAAP – Operating Loss	$(4,959)	$(2,793)

Add back the effect of:
Noncash compensation	779	665
Severance and related costs	1,260	2,410
Depreciation expense	1,352	1,348

Adjusted Earnings Measure – Income (Loss)	$(1,568)	$1,630

Current Business Outlook

For the company’s second quarter, eLoyalty expects the weak demand environment, with delays by customers in project start-ups and project extensions, to continue. Given these factors, eLoyalty’s anticipated outlook for the second quarter of 2003 is as follows:

•	Revenues in the range of $16.0 million to $18.0 million,
•	Higher utilization compared to the first quarter of 2003,
•	Decreased costs in the range of $1.5 million to $2.0 million compared to first quarter of 2003 due to lower severance and software costs, as well as the favorable impact of eLoyalty’s on-going cost reduction initiatives, and
•	Moderately improved Adjusted Earnings measure compared to the first quarter of 2003.

Conference Call Information

eLoyalty management will host a conference call at 6:00 p.m. eastern time on Wednesday, April 30, 2003.

A webcast of the conference call will be available live via the Internet at the Investor Relations section of eLoyalty’s web site at www.eloyalty.com/investor_relations/ where this press release, as well as other financial information that will be discussed on that call, is also available. It is recommended that

1eLoyalty presents the above reconciliation of GAAP (generally accepted accounting principles) results to non-GAAP “Adjusted Earnings” results because management believes the Adjusted Earnings measure allows investors a better understanding of the results of eLoyalty’s operational activities by focusing on cash generating capacity, exclusive of the financial impact of decisions made with the intention of improving the company’s operating performance through expense reduction activities. Adjustments similar to the ones reflected above have been recorded in earlier periods, and similar types of adjustments may be recorded in future periods. The Adjusted Earnings measure also reflects the company’s resources available to invest in the business, strengthen the balance sheet and fund any future cost reduction initiatives. However, management uses both the GAAP and non-GAAP measures reflected above to understand and analyze the results of its business. The Adjusted Earnings measure should be considered in addition to, not as a substitute or superior to, operating income, cash flows or other measures of financial performance prepared in accordance with GAAP.

participants using the Web access the site at least fifteen minutes before the webcast begins to download and install any necessary audio software. For those who cannot access the live broadcast, or the continued availability on eLoyalty’s website, a replay of the conference call will also be available beginning two hours after the call is completed until May 6, 2003 by dialing (866) 518-1010 or, for international callers, (416) 252-1143. There is no passcode for the replay.

About eLoyalty

eLoyalty is a leading management consulting, systems integration, and managed services company focused on optimizing customer interactions. With professionals in offices throughout North America and Europe, eLoyalty’s broad range of enterprise Customer Relationship Management (CRM)-related services and solutions include creating customer strategies; defining technical architectures; selecting, implementing and integrating best-of-breed CRM software applications; and providing ongoing support for multivendor systems. The combination of eLoyalty’s methodologies and technical expertise enables eLoyalty to deliver the tangible economic benefits of customer loyalty for its Global 2000 clients. For more information about eLoyalty, visit www.eloyalty.com or call 877-2ELOYAL.

ASSUMPTIONS UNDERLYING FORWARD-LOOKING STATEMENTS AND FACTORS THAT MAY AFFECT FUTURE RESULTS

This news release contains forward-looking statements, including references to plans, strategies, objectives and anticipated future performance and other statements not strictly historical in nature, which are based on current management expectations, forecasts and assumptions. These forward-looking statements are subject to risks and uncertainties that could cause actual events or results to differ materially from those expressed or implied by the forward-looking statements. Such risks, uncertainties and other factors that might cause such a difference include, among others: the ability to attract new clients and continuation of existing and new business from existing clients; reliance on major clients and suppliers, increasing client concentration and maintenance of good relations with key business partners; maintenance of the company’s reputation and financial strength to remain competitive; management of the risks associated with increasingly complex client projects and new services offerings, including risks involving the variability and predictability of the number, size, scope, cost and duration of, and revenues from, client engagements, unanticipated cancellations or deferrals, collection of billed amounts, shifts from time and materials to alternative or value-based pricing and variable employee utilization rates, project personnel costs and project requirements; management of growth and expansion of business with new services offerings and into new markets; continued access to capital resources to meet eLoyalty’s operating and financial needs; implementation of appropriate infrastructure in a timely and cost-effective manner; the ability to attract and retain highly skilled employees in a competitive information technology labor market; demand for CRM services and software generally and continuing intense competition in the information technology services industry generally and particularly in the provision of CRM services and software; the rapid pace of technological innovation in the information technology services industry and the ongoing challenge of creating innovative solutions that meet client expectations; risks associated with eLoyalty’s global operations; future legislative, regulatory or legal actions affecting the information technology services industry or the protection of eLoyalty’s intellectual property rights; the continued impact of the slowdown in the economy on eLoyalty’s financial results; and other general business, capital market and economic conditions and volatility. For further information about these and other risks, see eLoyalty’s recent SEC filings, including, without limitation, its most recent annual report on Form 10-K and quarterly reports on Form 10-Q, as well as those identified under “Risk Factors” in the Registration Statement on Form S-3 filed on September 24, 2002.

eLoyalty Corporation

CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	For the Three Months Ended
	March

	2003	2002

	(Unaudited)
Revenue	$17,727	$25,859
Operating Expenses:
Cost of services	13,362	16,808
Selling, general, administrative and research and development	6,712	8,086
Severance and related costs	1,260	2,410
Depreciation expense	1,352	1,348

Total operating expenses	22,686	28,652

Operating loss	(4,959)	(2,793)
Other income, net	80	306

Loss before income taxes	(4,879)	(2,487)
Income tax benefit	—	(402)

Net loss	$(4,879)	$(2,085)
Dividends and accretion related to Series B preferred stock	(398)	(2,441)

Net loss available to common stockholders	$(5,277)	$(4,526)

Basic net loss per common share	$(0.96)	$(0.89)

Diluted net loss per common share	$(0.96)	$(0.89)

Shares used to calculate basic net loss per common share	5,520	5,063

Shares used to calculate diluted net loss per common share	5,520	5,063

Noncash compensation included in individual line items above:
Cost of services	$212	$145
Selling, general, administrative and research and development	567	520

Total noncash compensation	$779	$665

eLoyalty Corporation

CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)

	March 29,	December 28,
	2003	2002

	(Unaudited)
ASSETS:
Current Assets:
Cash and cash equivalents	$42,493	$48,879
Restricted cash	9,476	9,579
Receivables (net of allowances of $1,563 and $1,590, respectively)	10,760	10,443
Prepaid expenses	3,499	1,180
Refundable income taxes	283	300
Other current assets	460	467

Total current assets	66,971	70,848
Equipment and leasehold improvements, net	13,043	13,859
Goodwill, net	2,135	2,135
Long-term receivables and other	977	961

Total assets	$83,126	$87,803

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current Liabilities:
Short-term debt	$8,600	$8,600
Accounts payable	2,497	1,668
Accrued compensation and related costs	5,463	5,902
Other current liabilities	6,821	6,819

Total current liabilities	23,381	22,989

Long-term liabilities	1,987	2,358
Commitments and contingencies
Redeemable Series B convertible preferred stock, $0.01 par value; 5,000,000 shares authorized and designated; 4,269,657 and 4,343,627 shares issued and outstanding with a liquidation preference of $22,156 and $22,915 at March 29, 2003 and December 28, 2002, respectively	21,775	22,153
Stockholders’ Equity:
Preferred stock, $0.01 par value; 35,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.01 par value; 50,000,000 shares authorized; 6,763,371 and 6,752,398 shares issued and outstanding, respectively	68	67
Additional paid-in capital	150,302	150,761
Accumulated deficit	(101,773)	(96,894)
Unearned compensation	(8,497)	(9,480)
Accumulated other comprehensive loss	(4,117)	(4,151)

Total stockholders’ equity	35,983	40,303

Total liabilities and stockholders’ equity	$83,126	$87,803

eLoyalty Corporation

CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	For the
	Three Months Ended
	March

	2003	2002

	(Unaudited)
Cash Flows from Operating Activities:
Net loss	$(4,879)	$(2,085)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and noncash compensation	2,131	2,013
Provision for uncollectible amounts	—	(400)
Noncash severance and related costs	—	(307)
Deferred income taxes	—	(47)
Changes in assets and liabilities:
Receivables	(277)	3,481
Other current assets	(2,404)	(971)
Accounts payable	827	715
Accrued compensation and related costs	379	(1,215)
Other liabilities	(845)	(563)
Long-term receivables and other	16	95

Net cash (used in) provided by operating activities	(5,052)	716

Cash Flows from Investing Activities:
Capital expenditures	(541)	(667)

Net cash used in investing activities	(541)	(667)

Cash Flows from Financing Activities:
Required deposit on revolving credit agreement	103	(1,008)
Payment of Series B dividends	(779)	—
Proceeds from stock compensation plans	—	89

Net cash used in financing activities	(676)	(919)

Effect of exchange rate changes on cash and cash equivalents	(117)	(109)

Decrease in cash and cash equivalents	(6,386)	(979)
Cash and cash equivalents, beginning of period	48,879	42,653

Cash and cash equivalents, end of period	$42,493	$41,674

Supplemental Disclosures of Cash Flow Information
Cash paid for interest	$46	$39
Cash (refunded) paid for income taxes	$(17)	$(133)